                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

         AMENDMENT NO. 1, dated July 18, 2005 (the "Amendment"), to the
AGREEMENT AND PLAN OF MERGER, dated as of June 28, 2005 (the "Agreement"), by and among Jarden Corporation, a Delaware corporation ("Purchaser"); JCS/THG,
LLC, a Delaware limited liability company and a wholly owned subsidiary of
Purchaser ("Merger Sub"); The Holmes Group, Inc., a Massachusetts Corporation
(the "Company"); Berkshire Investors LLC, a Massachusetts limited liability company ("Berkshire LLC"); Berkshire Fund IV, Limited Partnership, a
Massachusetts limited partnership ("Berkshire IV"); Berkshire Fund V, Limited
Partnership, a Massachusetts limited partnership ("Berkshire V", and together with Berkshire LLC, Berkshire IV, the "Berkshire Holders"); Jordan A. Kahn
("Kahn"); The Jordan A. Kahn Family Limited Partnership, a Delaware Limited
Partnership (the "Kahn FLP", and together with Kahn, the "Kahn Holders"; the
Kahn Holders and the Berkshire Holders are collectively referred to herein as the "Principal Shareholders"); the other AI Shareholders that deliver a Joinder
Signature Page to the Company pursuant to the terms hereof; and Berkshire
Partners LLC, a Massachusetts limited liability company, as the Shareholders'
Representative.

                                R E C I T A L S
                                - - - - - - - -

         WHEREAS, the parties hereto desire to make certain amendments to the
Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in the
Agreement, and intending to be legally bound hereby, the parties hereto agree to amend the Agreement as follows:

                               TERMS OF AMENDMENT
                               ------------------

         SECTION 1. The definition of "Working Capital Target" contained in
Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

     ""Working Capital Target" shall mean $145,046,000 as calculated in the manner described in Schedule 1.01(d) hereof, which is the average Working
     Capital over the trailing twelve month period ending on March 31, 2005 calculated using the month end balance for each month during such period."

         SECTION 2. Schedule 1.01(d). In connection with revising the definition of "Working Capital Target" set forth above, the Principal Shareholders deliver herewith to Purchaser and Merger Sub a revised Schedule 1.01(d) to the Agreement which is set forth as Exhibit A to this Agreement.

         SECTION 3. The definition of "Cash Consideration Increase Amount"
contained in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

     ""Cash Consideration Increase Amount" shall mean an amount equal to the sum of: (i) the Working Capital amount set forth on the Estimated WC/ NI
     Statement less the Working Capital Target (but only if the Working Capital is more than the Working Capital Target), (ii) the 2005 Tax Adjustment
     Amount, (iii) $89,738, representing one-

     half of the cost of the insurance premium paid by the Company relating to the insurance policies described in Schedule 1.01(b) hereto and (iv)
     $208,500, representing one-half of the payment made by the Company on July
     15, 2005 relating to the Cash Balance Plan."

         SECTION 4. The definition of "Current Assets" and "Current Liabilities"
contained in Section 1.01 of the Agreement are hereby amended to read in its entirety as follows:

     ""Current Assets" shall mean the sum of the accounts receivable, inventory
     (including, inventory in transit), and current prepaid assets of the
     Company and each Company Subsidiary, each determined in accordance with
     GAAP; provided, that Current Assets shall not include any amount of cash, intangible assets and income tax assets (whether in the form of deposits, prepaids, refunds or other accruals representing tax attributes), other than $63,000 of US income tax receivables included in prepaid items.

     "Current Liabilities" shall mean the sum of the accounts payable and other current liabilities of the Company and each Company Subsidiary, each determined in accordance with GAAP; provided that Current Liabilities shall not include any amount of Indebtedness, income tax liabilities (whether in the form of accruals or deferrals), China ITT, accruals in respect to the
     Cash Balance Plan and severance payments to Kahn under the Termination
     Agreement."

         SECTION 5. The definition of "Expenses" contained in Section 1.01 of the Agreement is hereby amended by deleting paragraph (iii) thereof and replacing the semi-colon after paragraph (i) with the word "and".

         SECTION 6. The definition of "Losses" contained in Section 1.01 of the
Agreement is hereby amended to read in its entirety as follows:

     ""Losses" shall mean the full amount of all liabilities, damages, claims, deficiencies, fines, assessments, losses, Taxes, penalties, interest, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted in any way against an
     Indemnified Party relating to the applicable matter, together with the related costs of enforcement and collection by the Indemnified Party against the Indemnifying Party; provided, however, that Losses shall not include (i) without duplication, any amounts reserved (except in the case of Special Indemnity Losses) against in the Financial Statements or, with respect to Current Liabilities, the Estimated Closing Balance Sheet or, if
     prepared, the Closing Balance Sheet and/or (ii) any indirect, punitive, special or exemplanary damages and unforeseen or other consequential damages."

         SECTION 7. The definition of "Working Capital" contained in Section
1.01 of the Agreement is hereby amended to read in its entirety as follows:

     ""Working Capital" shall mean, as of immediately prior to Closing, consolidated Current Assets less consolidated Current Liabilities, as calculated in a manner consistent with the calculation of the Working
     Capital Target."

         SECTION 8. Section 2.06. Section 2.06(a) and (b) of the Agreement is
hereby amended to read in its entirety as follows:

     "2.06 Cash Payment for Company Eligible Options; Termination of Option
     Plan. (a) Promptly after the Closing, but no later than two (2) Business
     Days after the Closing. Purchaser shall pay, or cause the Surviving Entity to pay, without interest, in cash to each Option Holder who executes and delivers an Option Holder Agreement to the Shareholders Representative, for
     the Eligible Options held by such Option Holder at the Effective Time, with respect to each share of Company Common Stock subject thereto: (i) an amount equal to the Merger Consideration Price Per Share less the per share exercise price of such Eligible Option (the "Option Consideration Amount"
     and with respect to all Eligible Options held by Option Holders who execute and deliver an Option Holder Agreement, the "Aggregate Option Consideration
     Amount") less (ii) the amount of any withholding that is required by applicable Tax Law and less (iii) such Option Holder's Option Indemnity
     Amount (the "Option Settlement Payment"). No Option Holder shall be entitled to receive the payments provided for in this Section 2.06(a)
     unless such Option Holder has executed an Option Holder Agreement, unless the execution thereof is waived by the Company or, to the extent applicable, by the Surviving Entity, or by the Shareholders' Representative
     after Closing.

     (b) Simultaneously with the payment by either Purchaser or the Surviving
     Entity to the Option Holder pursuant to 2.06(a) above, the Purchaser shall pay directly to the Paying Agent, for each Option Holder that has executed and delivered to the Company an Option Holder Agreement, an amount equal to the aggregate Option Indemnity Amount for all such Eligible Options. Each
     Company Option with an exercise price equal to or greater than the Merger
     Consideration Price Per Share shall be cancelled at the Closing without any consideration. Subject to the payments by Purchaser as set forth above, the
     Company and Principal Shareholders shall ensure (i) that the Option Plan and each other Company Option to purchase Company Common Stock shall terminate as of the Closing all in accordance with the terms thereof and
     (ii) that following the Closing no participant in the Option Plan or other plans, programs or arrangements shall have any right thereunder to acquire any capital stock of the Company, the Surviving Entity or any of its
     Subsidiaries, all in accordance with the terms thereof. On and after the date hereof, the Company shall grant no additional Company Options under the Option Plan or otherwise. All administrative and other rights and authorities granted under any Option Plan to the Company, the Board of
     Directors of the Company or any Committee or designee thereof, shall, following the Effective Time, reside with the Surviving Entity. No interest will be paid or will accrue in the cash payable upon surrender of any of the Company Options."

         SECTION 9. Section 8.01(f). Section 8.01(f) of the Agreement is hereby amended to read in its entirety as follows:

     "(f) No 368(a) Disqualification Events. Neither Purchaser, Merger Sub, the
Company has taken or shall take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code."

         SECTION 10. Merger Agreement in Full Force and Effect. Other than as amended pursuant to Sections 1, 2, 3, 4, 5, 6, 7, 8 and 9 of this Amendment, the
Agreement shall remain in full force and effect.

         SECTION 11. Effectiveness. This Amendment to the Agreement shall be effective as of the date of this Amendment, and all references to the Agreement shall, from and after such time, be deemed to be references to the Agreement as amended hereby.

         SECTION 12. The Principal Shareholders hereby represent that at least
66-2/3 % of the issued and outstanding shares of Company Common Stock have approved the Amendment and the Amendment does not require any further approval of the shareholders of the Company under the MBCA.

         SECTION 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO
AGREEMENTS MADE AND PERFORMED IN SUCH STATE AND WITHOUT REGARD TO CONFLICTS OF
LAW DOCTRINES.

         SECTION 14. CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT, BY
ITS EXECUTION HEREOF, (I) HEREBY IRREVOCABLY SUBMITS, AND AGREES TO CAUSE EACH
OF ITS SUBSIDIARIES TO SUBMIT, TO THE EXCLUSIVE JURISDICTION OF THE UNITED
STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (OR IF JURISDICTION
THERETO IS NOT PERMITTED BY LAW, THE STATE COURTS OF THE STATE OF NEW YORK
LOCATED IN NEW YORK COUNTY) FOR THE PURPOSE OF ANY ACTION, CLAIM, CAUSE OF
ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY PROCEEDING OR
INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR RELATING TO THE
SUBJECT MATTER HEREOF, (II) HEREBY WAIVES, AND AGREES TO CAUSE EACH OF ITS
SUBSIDIARIES TO WAIVE, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND
AGREES NOT TO ASSERT, AND AGREES NOT TO ALLOW ANY OF ITS SUBSIDIARIES TO ASSERT,
BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT
IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT
ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH
PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS IMPROPER, OR THAT THIS
AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT
AND (III) HEREBY AGREES NOT TO COMMENCE OR TO PERMIT ANY OF ITS SUBSIDIARIES TO
COMMENCE ANY ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR
OTHERWISE), INQUIRY PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON
THIS AGREEMENT OR RELATING TO THE SUBJECT MATTER HEREOF OTHER THAN BEFORE ONE OF
THE ABOVE-NAMED COURTS NOR TO MAKE ANY MOTION OR TAKE ANY OTHER ACTION SEEKING
OR INTENDING TO CAUSE THE TRANSFER OR REMOVAL OF ANY SUCH ACTION, CLAIM, CAUSE
OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR
INVESTIGATION TO ANY COURT OTHER THAN ONE OF THE ABOVE-NAMED COURT WHETHER ON
THE GROUNDS OF INCONVENIENT FORUM OR OTHERWISE.

EACH PARTY HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY
MANNER PERMITTED BY NEW YORK LAW, AND AGREES THAT SERVICE OF PROCESS BY
REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED
PURSUANT TO SECTION 12.11 OF THE AGREEMENT IS REASONABLY CALCULATED TO GIVE
ACTUAL NOTICE.

         SECTION 15. Miscellaneous. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this
Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         SECTION 16. Defined Terms. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meaning ascribed to such terms in the Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

PURCHASER:                                COMPANY:

JARDEN CORPORATION                        THE HOLMES GROUP, INC.

By: /s/   Desiree DeStefano               By: /s/   Jordan A. Kahn
   ----------------------------------        -----------------------------------
   Name:  Desiree DeStefano                  Name:  Jordan A. Kahn
   Title: Executive Vice President of        Title: Chairman and Chief Executive
          Finance                                   Officer

MERGER SUB:                               SHAREHOLDERS' REPRESENTATIVE

JCS/THG, LLC                              BERKSHIRE PARTNERS LLC

By: /s/   Desiree DeStefano               By: /s/   Richard K. Lubin
   ----------------------------------        -----------------------------------
   Name:  Desiree DeStefano                  Name:  Richard K. Lubin
   Title: Vice President                     Title: Managing Director

PRINCIPAL SHAREHOLDERS:
                                          BERKSHIRE INVESTORS LLC

 /s/  Jordan A. Kahn                      By: /s/   Richard K. Lubin
-------------------------------------        -----------------------------------
Name: Jordan A. Kahn                         Name:  Richard K. Lubin
                                             Title: Managing Director

THE JORDAN A. KAHN                        BERKSHIRE FUND IV, LIMITED
FAMILY LIMITED PARTNERSHIP                PARTNERSHIP

                                          By: Fourth Berkshire Associates LLC,
                                              General Partner

By: /s/   Jordan A. Kahn                  By: /s/   Richard K. Lubin
   ----------------------------------        -----------------------------------
   Name:  Jordan A. Kahn                     Name:  Richard K. Lubin
   Title: General Partner                    Title: Managing Member

                                          BERKSHIRE FUND V, LIMITED
                                          PARTNERSHIP
                                          By: Fifth Berkshire Associates LLC,
                                              General Partner

                                          By: /s/   Richard K. Lubin
                                             -----------------------------------
                                             Name:  Richard K. Lubin
                                             Title: Managing Member